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                                                                    EXHIBIT 6.10

                        [LETTERHEAD OF GRANT THORNTON]

AUDITORS' REPORT ON THE FINANCIAL STATEMENTS

We have audited the balance sheet of Poker.com Inc. (formerly Thermal Ablation Technologies Corporation) as at December 31, 1998 and 1997 and the statements of operations, cash flows and shareholders' equity for the two years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Poker.com Inc. as at December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and for the cumulative period from inception, May 3, 1989 to December 31, 1998, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has no established source of revenue and is dependent on its ability to raise substantial amounts of equity funds. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                       /s/ Grant Thornton LLP
July 8, 1999                                            Chartered Accountants